EXHIBIT 99.2

       Susan B. Railey
       For shareholders and securities brokers
       (301) 468-3120
       James T. Pastore
       For news media
       (202) 546-6451                                FOR IMMEDIATE RELEASE

       CRIIMI MAE Declares Preferred Dividend Payment for 3rd Quarter 2003

     ROCKVILLE, MD, August 14, 2003 - CRIIMI MAE Inc. (NYSE:CMM) today announced that the Board of Directors has declared the payment on September 30, 2003 of the dividends for the third quarter of 2003 on its Series B, F and G Preferred Stock. Holders of record of Series B, F and G Preferred Stock on September 17, 2003 will receive $0.68 per Series B share, $0.30 per Series F share and $0.375 per Series G share in cash.

     CRIIMI MAE Inc. is a commercial mortgage REIT based in Rockville, MD. CRIIMI MAE holds a significant portfolio of commercial mortgage-related assets and performs mortgage servicing functions for approximately $16.5 billion of commercial mortgage loans.

     For further information, shareholders and securities brokers should contact CRIIMI MAE Inc at (301) 816-2300, e-mail shareholder@criimimaeinc.com, and news media should contact James Pastore, Pastore Communications Group LLC, at (202) 546-6451, e-mail pastore@ix.netcom.com


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